UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
__________________________

FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (date of earliest event reported): March 29, 2017
_______________________

SERVICENOW, INC.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	001-35580	20-2056195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Lawson Lane	95054
Santa Clara, California	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (408) 501-8550
Not Applicable
_____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02:
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 29, 2017, the Board of Directors (the “Board”) of ServiceNow, Inc. (the “Company”) expanded the size of the Board from ten (10) to eleven (11) members and appointed John J. Donahoe, age 56, to serve as a Class II director, effective April 3, 2017. Mr. Donahoe will not serve on any committees of the Board. Mr. Donahoe was appointed as a director in connection with his appointment as the Company’s President and Chief Executive Officer. Except for his employment arrangement with the Company, there is no arrangement or understanding between Mr. Donahoe and any other person pursuant to which Mr. Donahoe was selected as a director. For a description of Mr. Donahoe’s employment arrangement, please refer to Item 5.02 of the Company’s Current Form 8-K filed with the Securities and Exchange Commission on February 27, 2017 (the "Prior 8-K"), the content of which is incorporated by reference herein. Mr. Donahoe will not receive separate compensation for his service as a director.
Except for the indemnification agreement described in the Prior 8-K, Mr. Donahoe is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICENOW, INC.

Date: March 31, 2017	By:	/s/ Frank Slootman
Frank Slootman President and Chief Executive Officer